UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 17, 2007

ActivIdentity Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	000-50223	450485038
(State or Other Jurisdiction Of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6623 Dumbarton Circle, Fremont, California	94555
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (510) 574-0100

Not Applicable

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	ENTRY INTO MATERIAL DEFINITIVE AGREEMENT

The disclosure set forth below under Item 5.02 is incorporated by reference into this Item 1.01.

Item 5.02	DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

On October 17, 2007, Jason Hart announced that he will resign as the Chief Executive Officer of ActivIdentity Corporation (the “Company”) effective as of November 1, 2007 (the “Resignation Date”).  Following Mr. Hart’s resignation, the Board of Directors appointed Thomas Jahn, who currently serves as the Company’s Chief Operating Officer, as the Company’s Chief Executive Officer.  Mr. Hart will continue to serve on the Board of Directors of the Company.

In connection with Mr. Hart’s resignation and his execution of a general release, the Company has agreed to pay Mr. Hart severance pay in the amount of $290,000 (the “Severance Pay”).  The Company shall pay one-half of the Severance Pay on the Resignation Date and the second half of the Severance Pay on May 1, 2008 and a bonus for the fiscal year ended September 30, 2007 in an amount, if any, to be determined by the Compensation Committee of the Board of Directors of the Company based on the performance criteria previously established, less applicable withholding taxes, payable in a lump sum at the same time as bonuses are paid to executive officers.  Additionally, the Company has agreed to provide Mr. Hart with continued medical and dental benefits until the earlier of (x) October 31, 2008 or (y) the date that Executive is eligible to receive such benefits through a new employer.  In accordance with the terms of the Company’s 2004 Equity Incentive Plan, the vesting of Mr. Hart’s Awards (as defined in the Plan) will continue to vest so long as Mr. Hart serves on the Board of Directors.

Also on October 18, 2007, the Company issued a press release announcing the resignation of Mr. Hart and the appointment of Mr. Jahn. A copy of this press release is filed herewith as Exhibit 99.1.

Item 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

Exhibit Number	Description
99.1	Press release, dated October 18, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ActivIdentity Corporation (registrant)

Date: October 18, 2007	By:	/s/ Mark Lustig
Mark Lustig
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release dated October 18, 2007.